Exhibit 99.1

Cardinal Health Details Momentum and Updated Long-Term Value Creation Plans at Investor Day

Key announcements:
•Raising FY25 non-GAAP diluted EPS guidance to $8.15 to $8.201

•Establishing preliminary FY26 non-GAAP diluted EPS guidance of $9.10 to $9.30 (13% growth at the mid-points) 2

•Confirming long-term target of 12% to 14% non-GAAP diluted EPS CAGR for FY26 to FY283

•Raising long-term target for Pharmaceutical and Specialty Solutions profit to 5% to 7% normalized growth3,4

•Raising long-term target for Other profit to ~10% normalized growth3,4,5

•Updating GMPD long-term target to $50M+ of profit growth per year after FY26

•Expecting at least $10B in total adjusted free cash flow over next three years

•Raising baseline share repurchase plans to at least $750M per year

•Company reiterating strategic priorities and providing updates across its businesses

DUBLIN, Ohio, June 12, 2025 – Cardinal Health (NYSE: CAH) today will host an Investor Day beginning at 9:00 a.m. ET, where management will detail its growth strategies to maximize the company’s potential for all stakeholders.

“We are proud of the strong and resilient foundation we have built that enables us to deliver compelling future growth,” said Jason Hollar, Chief Executive Officer of Cardinal Health. “We look forward to highlighting the significant opportunities in front of Cardinal Health as we continue to evolve to reach our full potential.”

The company will also discuss its updated long-term financial outlook and capital allocation plans, with its disciplined capital allocation framework remaining unchanged.

Aaron Alt, Chief Financial Officer of Cardinal Health commented, “With the benefits of our robust cash flow generation, continued investments in the business and accelerating contributions from higher-margin businesses, we are positioning our business to deliver sustainable long-term growth and value creation.”

Strategic Updates

Cardinal Health continues to prioritize building upon the growth and resiliency of Pharmaceutical and Specialty Solutions by expanding in Specialty, accelerating its growth businesses and executing GMPD Improvement Plan initiatives.

Launching The Specialty Alliance
The Specialty Alliance multi-specialty MSO platform will encompass the recently acquired GI Alliance, as well as the newly established Urology Alliance following the company’s broadened therapeutic reach into urology with the recent acquisitions of Urology America and Potomac Urology.

The company’s MSO platforms, including The Specialty Alliance and the separately managed Navista oncology alliance, now support approximately 2,200 providers across 28 states and over 450 sites of care.

Expanding Biopharma Solutions
Cardinal Health announces continued investments in Biopharma Solutions. The Specialty Networks’ PPS Analytics and SoNaR data and insights platforms, originally focused upon urology, are launching into oncology and further expanding in gastroenterology and rheumatology, in support of Cardinal Health’s manufacturer partners and practitioner customers, including physicians served by the company’s MSO platforms. Additionally, the company expects its Sonexus™ Access and Patient Support “hub” platform to more than double its supported therapies by fiscal year 2028.

Investing in Core Pharmaceutical Distribution
The Consumer Health Logistics Center (CHLC) in Ohio has begun to take delivery of inventory and will be fully operational in July 2025. The CHLC is the first step in a multi-year path towards increasing capacity and driving efficiencies across the company’s pharmaceutical distribution network.

Cardinal Health also announces plans to build a new state-of-the-art forward distribution center with the latest in automation technology and is currently conducting a multi-state evaluation of potential locations.

Additionally, Cardinal Health’s new customer ordering platform, Vantus HQ, has reached critical mass, enabling retail customers with enhanced capabilities for searching products, tracking orders and accessing reporting.

Accelerating growth across Nuclear and Precision Health Solutions, at-Home Solutions and OptiFreight Logistics
Nuclear and Precision Health Solutions plans to invest over $150 million over the next three years in support of the substantial theranostics and PET product pipeline across the industry in areas such as oncology, urology and neurology. The business announces the expansion of its cyclotron network for PET products in 11 markets across the United States and the further expansion of its Center for Theranostics Advancement, including its pharmacy dispensing and commercial capabilities.

Following the completion of the acquisition of Advanced Diabetes Supply (ADS) on April 1, at-Home Solutions has begun realizing anticipated acquisition synergies, including the distribution network integration of the ADS business, with completion expected within six months. at-Home Solutions also announces the opening of its automated Fort Worth facility and plans for further automation distribution center expansion at three additional sites, including two new distribution centers planned in the West and the Northeast.

OptiFreight Logistics announces the expansion of its offerings within the hospital pharmacy setting, supporting the ongoing growth of the business.

Continued execution of the GMPD Improvement Plan
The Global Medical Products and Distribution business continues to execute its improvement plan, which remains focused upon accelerating Cardinal Health Brand growth and driving simplification and cost optimization. The multi-step effort builds upon the earlier progress of the GMPD improvement plan, which returned the business to positive profit and cash flow generation.

Financial Updates

Fiscal year 2025 guidance updates
The company is making the following updates to its fiscal year 2025 guidance:
•Raising and narrowing non-GAAP diluted EPS: $8.15 to $8.20, from $8.05 to $8.15 (9% growth at the mid-point)
•Raising Pharmaceutical and Specialty Solutions segment profit: 12% to 13% growth, from 11.5% to 12.5% growth
•Narrowing Global Medical Products and Distribution segment profit: ~$130 million, from $130 million to $140 million
•Raising Other5 segment profit: 19% to 21% growth, from 16% to 18% growth
•Narrowing interest and other: ~$200 million, from $200 million to $215 million
•Narrowing non-GAAP effective tax rate: ~23.0%, from 23.0% to 23.5%
•Raising adjusted free cash flow: ~$2 billion, from ~$1.5 billion

The company is reiterating all other fiscal year 2025 guidance assumptions provided on May 1st, 2025.

Preliminary fiscal year 2026 guidance
The company is providing preliminary guidance for fiscal year 2026:

Non-GAAP diluted EPS	$9.10 to $9.30 (+13% growth at mid-points)
Adjusted free cash flow	$2.75B to $3.25B
Capital expenditures	~$600M
Interest and other	~$275M
Non-GAAP effective tax rate	22% to 24%
Pharmaceutical and Specialty Solutions:
Revenue	11% to 13% growth
Segment profit (Reported)	10% to 12% growth
Segment profit (Normalized)[4]	5% to 7% growth
Global Medical Products and Distribution:
Revenue	3% to 5% growth
Segment profit	$140M+
Other[5]:
Revenue (Reported)	26% to 28% growth
Segment profit (Reported)	25% to 27% growth
Revenue (Normalized)[4]	10% to 12% growth
Segment profit (Normalized)[4]	~10% growth

Long-term targets
The company is providing updated long-term targets (fiscal years 2026 to 2028 CAGRs3):

Non-GAAP diluted EPS	12% to 14% growth
Pharmaceutical and Specialty Solutions:
Revenue	8% to 10% growth
Segment profit (Reported)	7% to 9% growth
Segment profit (Normalized)[4]	5% to 7% growth
Global Medical Products and Distribution:
Revenue	2% to 4% growth
Segment profit	$50M+ of profit growth per year after FY26
Other[5]:
Revenue (Reported)	16% to 18% growth
Segment profit (Reported)	15% to 17% growth
Revenue (Normalized)[4]	10% to 12% growth
Segment profit (Normalized)[4]	~10% growth
Adjusted Free Cash Flow (FY26 to FY28 total)	At least $10B
Share Repurchases (FY26 to FY28 total)	At least $2.25B

Capital deployment updates
Cardinal Health continues to deploy capital according to its disciplined capital allocation framework.

The company anticipates robust cash flow generation and plans to invest at least $600 million per year in capital expenditures to drive organic growth across its businesses. Additionally, the company expects at least $750 million in baseline share repurchases each of the next 3 years, above its previous annual baseline expectation of $500 million annually.

Webcast
Cardinal Health will host a webcast today from 9:00 a.m. to approximately 12:00 p.m. ET. To access the webcast and corresponding slide presentation, go to the Investor Relations page at ir.cardinalhealth.com. No access code is required. Presentation slides and a webcast replay will be available on the Investor Relations page for 12 months.

About Cardinal Health
Cardinal Health is a distributor of pharmaceuticals and specialty products; a global manufacturer and distributor of medical and laboratory products; a supplier of home-health and direct-to-patient products and services; an operator of nuclear pharmacies and manufacturing facilities; and a provider of performance and data solutions. Our company’s customer-centric focus drives continuous improvement and leads to innovative solutions that improve people’s lives every day. Learn more about Cardinal Health at cardinalhealth.com and in our Newsroom.

Contacts
Media: Erich Timmerman, Erich.Timmerman@cardinalhealth.com and 614.757.8231
Investors: Matt Sims, Matt.Sims@cardinalhealth.com and 614.553.3661

1GAAP refers to U.S. generally accepted accounting principles. This news release includes GAAP financial measures as well as non-GAAP financial measures, which are financial measures not calculated in accordance with GAAP. See "Use of Non-GAAP Measures" following the attached schedules for definitions of the non-GAAP financial measures presented in this news release and see the attached schedules for reconciliations of the differences between the non-GAAP financial measures and their most directly comparable GAAP financial measures.
2The company does not provide forward-looking guidance on a GAAP basis as certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated. See "Use of Non-GAAP Measures" following the attached schedules for additional explanation.
3FY26 to FY28 CAGR; as of FY25 guidance baseline.
4Normalized ranges for Pharmaceutical and Specialty Solutions and Other exclude contributions from recent Integrated Oncology Network (ION), GI Alliance (GIA) and Advanced Diabetes Supply (ADS) acquisitions.
5Other includes the following three operating segments: Nuclear and Precision Health Solutions (NPHS), at-Home Solutions and OptiFreight Logistics, which are not significant enough individually to require reportable segment disclosure.

Cardinal Health uses its website as a channel of distribution for material company information. Important information, including news releases, financial information, earnings and analyst presentations, and information about upcoming presentations and events is routinely posted and accessible on the Investor Relations page at ir.cardinalhealth.com. In addition, the website allows investors and other interested persons to sign up automatically to receive email alerts when the company posts news releases, SEC filings and certain other information on its website.

Cautions Concerning Forward-Looking Statements
This release contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. These statements may be identified by words such as "expect," "anticipate," "intend," "plan," "believe," “will," "should," "could," "would," "project," "continue,” "likely," and similar expressions, and include statements reflecting future results or guidance, statements of outlook and various accruals and estimates. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include the risk that we may fail to achieve our strategic objectives, including the continued execution of the GMPD Improvement Plan initiatives, whether as a result of tariffs on products we source or manufacture, an uncertain global economic environment, Cardinal Health Brand sales or ongoing inflationary pressures; competitive pressures in Cardinal Health's various lines of business, including the risk that customers may reduce purchases made under their contracts with us or terminate or not renew their contracts, whether due to price increases or otherwise; our ability to manage uncertainties associated with the pricing of branded pharmaceuticals, including as a result of legislative or executive actions; risks associated with litigation matters, including a Department of Justice investigation focused on potential violations of the Anti-Kickback Statute and False Claims Act; the risk that events outside of our control, such as weather or geopolitical events, may impact demand for our products or may cause supply shortages that impact our cost and ability to fulfill customer demand; the performance of our generics program, including the amount or rate of generic deflation and our ability to offset generic deflation and maintain other financial and strategic benefits through our generic sourcing venture or other components of our generics programs; risks associated with recently completed and pending acquisitions, including risks arising as a result from our entry into new lines of businesses.. Cardinal Health is subject to additional risks and uncertainties described in Cardinal Health's Form 10-K, Form 10-Q and Form 8K reports and exhibits to those reports. This release reflects management’s views as of June 12, 2025. Except to the extent required by applicable law, Cardinal Health undertakes no obligation to update or revise any forward-looking statement. Forward-looking statements are aspirational and not guarantees or promises that goals, targets or projections will be met, and no assurance can be given that any commitment, expectation, initiative or plan in this report can or will be achieved or completed. Cardinal Health provides definitions and reconciliations of non-GAAP financial measures and their most directly comparable GAAP financial measures at ir.cardinalhealth.com